AMENDED AND RESTATED APPENDIX A

TO THE INVESTMENT ADVISORY AND ANCILLARY SERVICES AGREEMENT

BETWEEN FLEXSHARES® TRUST AND NORTHERN TRUST INVESTMENTS, INC.,

DATED AUGUST 23, 2011

Intending to be legally bound, the undersigned hereby amend and restate Appendix A to the aforesaid Agreement to include the following investment portfolios as of June 14, 2019:

Name of Fund	Investment Advisory Fee (expressed as a percentage of each Fund’s average daily net assets)

FlexShares® Morningstar US Market Factor Tilt Index Fund	0.25%

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund	0.39%

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund	0.59%

FlexShares® Quality Dividend Index Fund	0.37%

FlexShares® Quality Dividend Defensive Index Fund	0.37%

FlexShares® Quality Dividend Dynamic Index Fund	0.37%

FlexShares® International Quality Dividend Index Fund	0.47%

FlexShares® International Quality Dividend Defensive Index Fund	0.47%

FlexShares® International Quality Dividend Dynamic Index Fund	0.47%

FlexShares® Morningstar Global Upstream Natural Resources Index Fund	0.46%

FlexShares® STOXX® Global Broad Infrastructure Index Fund	0.47%

FlexShares® Global Quality Real Estate Index Fund	0.45%

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund	0.18%

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund	0.18%

FlexShares® Disciplined Duration MBS Index Fund	0.20%

FlexShares® Credit-Scored US Corporate Bond Index Fund	0.22%

FlexShares® Credit-Scored US Long Corporate Bond Index Fund	0.22%

FlexShares® US Quality Large Cap Index Fund	0.32%

FlexShares® Currency Hedged Morningstar DM ex-US Factor Tilt Index Fund	0.44%

FlexShares® Currency Hedged Morningstar EM Factor Tilt Index Fund	0.64%

FlexShares® Real Assets Allocation Index Fund	0.57%

FlexShares® STOXX® US ESG Impact Index Fund	0.32%

FlexShares® STOXX® Global ESG Impact Index Fund	0.42%

FlexShares® Ready Access Variable Income Fund	0.25%

FlexShares® Core Select Bond Fund	0.35%

FlexShares® High Yield Value-Scored Bond Index Fund	0.37%

FlexShares® US Quality Low Volatility Index Fund	0.22%

FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund	0.32%

FlexShares® Emerging Markets Quality Low Volatility Index Fund	0.40%

 All signatures need not appear on the same copy of this Amended and Restated Appendix A.

FLEXSHARES® TRUST

By:	/s/ Peter K. Ewing

Title:	President

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Peter K. Ewing

Title:	Senior Vice President